CONSENT OF CIPPERMAN & COMPANY, LLC

We consent to the reference to our firm in the prospectus that is included in the amended registration statement of the Dominion Funds, Inc. on Form N-1A.

/s/ TODD CIPPERMAN

CIPPERMAN & COMPANY, LLC

October 27, 2009

King of Prussia, PA